Exhibit 99.1

N E W S from Summit Bancshares, Inc.

For Immediate Release	For Information Contact:
January 23, 2006	Bob G. Scott, COO
(817) 877-2660

SUMMIT BANCSHARES ANNOUNCES
FOURTH QUARTER AND YEAR-END 2005 RESULTS

Fort Worth, Texas - Summit Bancshares, Inc. (Nasdaq:SBIT),  a bank holding company for Summit Bank, N.A., today reported net income of $3,516,000, or $0.28 per diluted common share for the fourth quarter of 2005, compared to $2,919,000, or $0.23 per diluted common share, for the comparable 2004 period, a 21.7% increase.  Return on average assets and return on average shareholders’ equity for the fourth quarter were 1.29% and 17.29%, respectively, compared to 1.18% and 15.58%, respectively, for the corresponding 2004 period.

For the year ended December 31, 2005, net income totaled $13,176,000, or $1.04 per diluted common share, compared to $10,762,000, or $0.85 per diluted common share, for the year of  2004 , a 22.4% increase.  Return on average assets and return on average shareholders’ equity were 1.28% and 16.89%, respectively, for the year ended December 31, 2005, compared to 1.16% and 15.04%, respectively, for the year of 2004.

Philip E. Norwood, Chairman, President and Chief Executive Officer, stated, “We are very pleased with the earnings and growth performance for the fourth quarter and for the year of 2005.  The Summit Bancshares/Summit Bank team of employees has worked very hard to make this such a successful year and they are to be commended for their efforts.  The team and I are looking forward to a very productive and exciting 2006.”

Net interest income (tax equivalent) of $12.1 million for the fourth quarter 2005 improved $1.8 million, or 17.8%, over fourth quarter 2004.  Average total interest earning assets increased 10.0% from fourth quarter 2004 to $1.0 billion for fourth quarter 2005.  The net interest margin, on a taxable-equivalent basis, on average total interest earning assets increased 30 basis points to 4.71% for the fourth quarter 2005 compared to the corresponding 2004 quarter.

For the year ended December 31, 2005, net interest income totaled $44.4 million, reflecting a $6.9 million, or 18.3%, increase from the year of 2004.  This increase resulted primarily from an increase of 11.3% in average total interest earning assets to $968 million for the year of 2005.  Also, the net interest margin, on a taxable-equivalent basis, on average total interest earning assets increased 27 basis points to 4.58% for the year ended December 31, 2005 compared to the prior year, reflecting rising interest rates in the market.  Net interest margin has increased each quarter of 2005 over that of the immediately preceding quarter, again reflecting rising interest rates.

A provision for loan losses of $340,000 for the fourth quarter 2005 was 17.2% greater than the provision for loan losses of $290,000 for the fourth quarter of 2004 primarily reflecting loan growth.  Net charge-offs totaled $263,000 for the fourth quarter 2005, representing net charge-offs to average loans for the quarter of 0.03%.  As of December 31, 2005, the allowance for loan losses as a percentage of total loans was 1.45%, the same rate as of December 31, 2004.  For the year ended December 31, 2005, the provision for loan losses totaled $1,105,000, a $685,000 decrease compared to the provision for the prior year primarily driven by lack of loan charge-offs in 2005.  Net charge-offs for the year were only $84,000, or 0.01%, of average loans.

Non-interest income of $1,913,000 for fourth quarter 2005 increased 5.6% over fourth quarter 2004. Service charges on deposits amounted to $974,000 for fourth quarter 2005, a decrease of 10.1% primarily due to higher interest earnings credits paid on commercial deposit accounts that are under account analysis for charges.  Included in the increase for other income of $212,000 for the fourth quarter of 2005 over the fourth quarter of 2004 were the following: a) an increase of $149,000 in fee income from investment services due to the addition of Summit Financial Partners in March; b) an increase of $53,000 in fees for trust services partly due to the addition of these services in May 2004; and c) an increase in insurance commissions of $22,000.  These increases were somewhat offset by a decrease in mortgage origination fees of $23,000 and a decrease of $46,000 in recovery of interest income from loans charged-off in prior years.

For the year ended December 31, 2005, non-interest income totaled $8,004,000, reflecting an increase of $762,000, or 10.5%, over the year of 2004.  Service charges on deposits declined $310,000, or 7.3%, for the year of 2005 compared to the year 2004 for the same reason noted above. Other income increased $1,104,000, or 37.3%.  Contributing to this increase were increases in a) investment services fees of $454,000; b) insurance commissions of $56,000; c) trust service fees of $175,000; and d) merchant card service fees of $65,000.  Also, in 2005 the increase in other income reflects a gain on sale of land previously held for expansion of $247,000 and a rebate of $211,000 on a processing contract.  In comparison, in 2004 there was a gain of $167,000 on the sale of an asset previously carried in Other Assets and a gain of $37,000 on the partial sale of land that had been held for future branch expansion.

Non-interest expense for the fourth quarter increased $1,009,000 over the same quarter of the previous year, a 14.0% increase.  This increase includes the impacts of:  a) staff additions to support the Company’s continued growth; b) the inclusion in the fourth quarter of this year of the expense of Summit Financial Partners which was acquired in March 2005; c) loss of tenant rents at one bank facility along with an overall increase in utilities expense at all the locations; c) an increase in business development expense; and e) increased expenses for healthcare benefits for employees and for the annual incentive bonus.   These increases were partially offset by reduced expenses, compared to the fourth quarter of the prior year, for compliance with Sarbanes Oxley regulatory requirements.

Non-interest expense for the year of 2005 was $30.7 million and reflected an increase of $4.5 million, or 17.1%.  In considering this increase it should be noted that the acquisition of Arlington National Bank (ANB) was made in May of 2004 and Summit Financial Partners (SFP) was acquired in March 2005, both of these acquisitions would have a comparative impact on increases in personnel expense and occupancy and equipment expense for the year of 2005.  Reflected in the increase in expenses was a 19.2% increase in personnel expenses and a 15.8% increase in occupancy and equipment expenses.

Approximately 75% of the increase in personnel expense was attributed to salary and bonuses and reflects the addition of personnel, including ANB and SFP.  The increase in occupancy and equipment expense also reflects ANB and SFP plus the loss of a tenant in September 2005 at one of the bank facilities.  In Other Expenses there was an increase of $812,000, or 12.7%, which included increases in business development expense, professional fees, and miscellaneous other expenses.

At December 31, 2005, loans totaling $3,000,000 were on non-accrual status and represented 0.39% of total loans outstanding.  The allowances for loan losses represented 374% of the non-accrual loans.  The dollar amount of non-accrual loans was the lowest of the year at December 31, 2005.

Following the end of the year, a classified borrower with outstanding loan balances of approximately $9 million notified the Company that it was experiencing further financial distress.  This borrower’s credits had been identified by the Bank as weaker credits for approximately a year.  As of December 31, 2005 the borrower was current as to principal and interest and was current as to loan terms.  The borrower has asked for an extension of payments of principal for a period yet to be determined.  Any loss on this credit is subject to many different factors and will not be determined for some time.  Based on current information provided by the borrower as to collateral, the Company believes the allowance  for loan losses is sufficient to cover the exposure of loss, if any, on the credit.

The Company’s loans were $775 million at December 31, 2005, an increase of $72 million, or 10.3%, from December 31, 2004.  Deposits increased $87 million in 2005 to $879 million at December 31, 2005, an increase of 10.9%.  At December 31, 2005 shareholders’ equity was $81 million or a book value per share of $6.54.

Summit files annual, quarterly and special reports, proxy statements and other information with the SEC.  Investors may read and copy any of these reports, statements and other information at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549.  Investors should call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The reports, statements, and other information filed by Summit with the SEC are also available free at the SEC’s web site at http://www.sec.gov.  You can also obtain a free copy of these reports, statements and other information from Summit’s web site at http://www.summitbank.net.

The Company will host a conference call Tuesday, January 24, 2006 at 10:30 a.m. (CT) to discuss the Company’s performance for the quarter and year ended December 31, 2005. To participate, please call (800)810-0924 and enter confirmation code 1674375.   If you are unable to participate, an audio playback of the call will be available starting Tuesday, January 24, 2006 at 3:00 p.m. (CT) through midnight February 7, 2006 (CT) by calling (888)203-1112 and entering code 1674375.

The 2006 Annual Meeting of Shareholders will be held on April 18, 2006 at 3:30 p.m. (CT) at Summit Bancshares, Inc. Corporate Headquarters, 3880 Hulen Street, Suite 300, Fort Worth, Texas.

Certain statements contained in this press release that are not historical in nature, including statements regarding the Company’s and/or management’s intentions, strategies, beliefs, expectations, representations, plans, projections, or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions for forward-looking statements contain in such Act.  We are including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements are based on assumptions involving certain known and unknown risks and uncertainties, many of which are beyond the Company’s control, and the other important factors that could cause actual results, performance or achievements to differ materially from the expectations expressed or implied by such forward-looking statements.  These risks and uncertainties are listed from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to, those set forth under the heading “Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004

Summit Bancshares, Inc. · 3880 Hulen Street, Ste. 300 · Fort Worth, Texas 76107
Telephone (817) 336-6817 · Fax (817) 877-2672 · Web Site: www.summitbank.net

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	Quarter Ended December 31,			Twelve Months Ended December 31,
			% Change			% Change
EARNINGS SUMMARY	2005	2004		2005	2004

Interest income	$16,734	$12,995	28.8%	$59,961	$46,857	28.0%
Interest expense	4,709	2,782	69.3%	15,768	9,506	65.9%

Net interest income	12,025	10,213	17.7%	44,193	37,351	18.3%
Provision for loan losses	340	290	17.2%	1,105	1,790	-38.3%
Service charges on deposits	974	1,084	-10.1%	3,938	4,248	-7.3%
Gain on sale of investment securities	—	—	—	—	32	-100.0%
Other income	939	727	29.2%	4,066	2,962	37.3%
Salaries and benefits expense	4,981	4,160	19.7%	18,277	15,329	19.2%
Occupancy and equipment expense	1,431	1,237	15.7%	5,175	4,467	15.8%
Other expense	1,799	1,805	-0.3%	7,206	6,394	12.7%

Earnings before income taxes	5,387	4,532	18.9%	20,434	16,613	23.0%
Provision for income taxes	1,871	1,613	16.0%	7,258	5,851	24.0%

Net earnings	$3,516	$2,919	20.5%	$13,176	$10,762	22.4%

Basic earnings per share	$0.28	$0.23	21.7%	$1.06	$0.87	21.8%

Basic weighted average shares outstanding	12,442	12,349		12,414	12,326
Diluted earnings per share	$0.28	$0.23	21.7%	$1.04	$0.85	22.4%

Diluted weighted average shares outstanding	12,723	12,714		12,710	12,679

	Average for Quarter Ended

BALANCE SHEET SUMMARY	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004

Total loans	$753,311	$735,109	$723,535	$706,902	$694,177
Total investment securities	252,508	226,441	216,825	220,161	226,530
Earning assets	1,017,095	974,844	945,251	932,258	924,557
Total assets	1,082,477	1,038,628	1,007,680	993,154	984,814
Noninterest bearing deposits	259,062	242,849	239,127	225,519	235,846
Interest bearing deposits	608,863	590,390	558,905	559,853	560,341
Total deposits	867,925	833,239	798,032	785,372	796,187
Other borrowings	128,368	121,435	128,684	128,174	109,713
Shareholders’ equity	80,684	79,053	76,575	75,602	74,543

	Average for Twelve Months Ended December 31,
			% Change
BALANCE SHEET SUMMARY	2005	2004

Total loans	$729,856	$647,686	12.7%
Total investment securities	229,065	207,663	10.3%
Earning assets	967,615	869,652	11.3%
Total assets	1,030,752	924,202	11.5%
Noninterest bearing deposits	241,735	212,482	13.8%
Interest bearing deposits	579,667	523,652	10.7%
Total deposits	821,402	736,134	11.6%
Other borrowings	126,651	112,592	12.5%
Shareholders’ equity	77,995	71,577	9.0%

	Ending Balance

BALANCE SHEET SUMMARY	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004

Total loans	$774,886	$754,153	$721,161	$716,714	$702,619
Total investment securities	256,842	236,544	214,750	214,222	223,351
Total earning assets	1,032,620	1,006,368	945,661	939,934	930,990
Allowance for loan losses	(11,208)	(11,131)	(10,798)	(10,519)	(10,187)
Premises and equipment	16,515	15,620	15,563	15,462	15,749
Total assets	1,099,735	1,074,261	1,008,475	999,914	989,117
Noninterest bearing deposits	263,027	258,644	241,643	232,556	235,399
Interest bearing deposits	615,749	607,384	562,846	565,002	556,865
Total deposits	878,776	866,028	804,489	797,558	792,264
Other borrowings	134,231	123,892	122,203	124,007	118,094
Total liabilities	1,018,402	994,534	930,891	925,477	914,627
Shareholders’ equity	81,333	79,727	77,584	74,437	74,490

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

NONPERFORMING ASSETS	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004

Nonaccrual loans	$3,000	$4,989	$3,372	$3,294	$2,587
Restructured loans	—	—	—	—	—
Other real estate & foreclosed assets	—	—	—	—	—

Total nonperforming assets	$3,000	$4,989	$3,372	$3,294	$2,587

Total nonperforming assets as a percentage of loans and foreclosed assets	0.39%	0.66%	0.47%	0.46%	0.37%

Accruing loans past due 90 days or more	$—	$2,178	$36	$—	$18

	Quarter Ended

ALLOWANCE FOR LOAN LOSSES	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004

Balance at beginning of period	$11,131	$10,798	$10,519	$10,187	$10,079
Loans charged off	(286)	(25)	(147)	(84)	(293)
Loan recoveries	23	43	201	191	111

Net (charge-offs) recoveries	(263)	18	54	107	(182)
Provision for loan losses	340	315	225	225	290

Balance at end of period	$11,208	$11,131	$10,798	$10,519	$10,187

Allowance for loan losses as a percentage of total loans	1.45%	1.48%	1.50%	1.47%	1.45%

Allowance for loan losses as a percentage of nonperforming loans	373.66%	223.11%	320.23%	319.34%	393.78%

Net charge-offs (recoveries) as a percentage of average loans	0.03%	0.00%	-0.01%	-0.02%	0.03%

Provision for loan losses as a percentage of average loans	0.05%	0.04%	0.03%	0.03%	0.04%

	Quarter Ended

SELECTED RATIOS	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004

Return on average assets (annualized)	1.29%	1.32%	1.27%	1.23%	1.18%

Return on average equity (annualized)	17.29%	17.34%	16.71%	16.16%	15.58%

Average shareholders’ equity to average assets	7.45%	7.61%	7.60%	7.63%	7.57%

Yield on earning assets	6.55%	6.32%	6.12%	5.83%	5.61%

Cost of interest bearing funds	2.53%	2.38%	2.13%	1.85%	1.65%

Net interest margin (tax equivalent)	4.71%	4.58%	4.57%	4.47%	4.41%

Efficiency ratio	58.70%	56.84%	59.07%	59.69%	59.71%

End of period book value per common share	$6.54	$6.41	$6.25	$6.01	$6.03

End of period common shares outstanding	12,444	12,429	12,421	12,390	12,359

SUMMIT BANCSHARES, INC.
 (Unaudited)
(Dollars in thousands)

	Three Months Ended

	December 31, 2005			December, 2004

YIELD ANALYSIS	Average Balance	Interest	Yield	Average Balance	Interest	Yield

Interest Earning Assets:
Federal funds sold & due from time	$11,276	$110	3.87%	$3,850	$31	3.18%
Investment securities (taxable)	241,656	2,369	3.92%	218,512	1,974	3.61%
Investment securities (tax-exempt)	10,852	147	5.42%	8,018	104	5.20%
Loans	753,311	14,159	7.46%	694,177	10,921	6.26%

Total Interest Earning Assets	1,017,095	16,785	6.55%	924,557	13,030	5.61%
Noninterest Earning Assets:
Cash and due from banks	31,390			29,282
Other assets	45,173			41,140
Allowance for loan losses	(11,181)			(10,165)

Total Noninterest Earning Assets	65,382			60,257

Total Assets	$1,082,477			$984,814

Interest Bearing Liabilities:
Transaction and money market accounts	$249,910	1,028	1.63%	$239,046	690	1.15%
Savings deposits	170,004	918	2.14%	168,191	577	1.36%
Certificates and other time deposits	188,949	1,548	3.25%	153,104	935	2.43%
Other borrowings	128,368	1,215	3.76%	109,713	580	2.10%

Total Interest Bearing Liabilities	737,231	4,709	2.53%	670,054	2,782	1.65%
Noninterest Bearing Liabilities:
Demand deposits	259,062			235,846
Other liabilities	5,500			4,371
Shareholders’ equity	80,684			74,543

Total Noninterest Bearing Liabilities	345,246			314,760

Total Liabilities and Shareholders’ Equity	$1,082,477			$984,814

Net Interest Income and Margin (tax equivalent)		$12,076	4.71%		$10,248	4.41%

SUMMIT BANCSHARES, INC.
 (Unaudited)
(Dollars in thousands)

	Twelve Months Ended

	December 31, 2005			December 31, 2004

YIELD ANALYSIS	Average Balance	Interest	Yield	Average Balance	Interest	Yield

Interest Earning Assets:
Federal funds sold & due from time	$8,694	$292	3.36%	$14,303	$170	1.19%
Investment securities (taxable)	219,751	8,281	3.77%	200,383	7,409	3.70%
Investment securities (tax-exempt)	9,314	496	5.33%	7,280	395	5.43%
Loans	729,856	51,064	7.00%	647,686	39,024	6.03%

Total Interest Earning Assets	967,615	60,133	6.21%	869,652	46,998	5.40%
Noninterest Earning Assets:
Cash and due from banks	30,620			28,620
Other assets	43,296			35,281
Allowance for loan losses	(10,779)			(9,351)

Total Noninterest Earning Assets	63,137			54,550

Total Assets	$1,030,752			$924,202

Interest Bearing Liabilities:
Transaction and money market accounts	$237,415	3,428	1.44%	$232,155	2,518	1.08%
Savings deposits	168,507	3,124	1.85%	149,510	1,832	1.23%
Certificates and other time deposits	173,745	5,111	2.94%	141,987	3,327	2.34%
Other borrowings	126,651	4,105	3.24%	112,592	1,829	1.62%

Total Interest Bearing Liabilities	706,318	15,768	2.23%	636,244	9,506	1.49%
Noninterest Bearing Liabilities:
Demand deposits	241,735			212,482
Other liabilities	4,704			3,899
Shareholders’ equity	77,995			71,577

Total Noninterest Bearing Liabilities	324,434			287,958

Total Liabilities and Shareholders’ Equity	$1,030,752			$924,202

Net Interest Income and Margin (tax equivalent)		$44,365	4.58%		$37,492	4.31%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

LOAN PORTFOLIO	December 31, 2005%		December 31, 2004%

Commercial and industrial	$277,827	35.9%	$261,571	37.2%
Real estate:
Commercial	260,736	33.6%	224,720	32.0%
Residential	91,183	11.8%	82,839	11.8%
Construction and development	106,227	13.7%	93,558	13.3%
Consumer	38,913	5.0%	39,931	5.7%

Total loans (gross)	774,886	100.0%	702,619	100.0%
Unearned discounts	—	0.0%	—	0.0%

Total loans (net)	$774,886	100.0%	702,619	100.0%

REGULATORY CAPITAL DATA	December 31, 2005	December 31, 2004

Tier 1 Capital	$85,377	$76,435
Tier 1 Ratio	10.64%	10.14%
Total Capital (Tier 1 + Tier 2)	$95,240	$85,863
Total Capital Ratio	11.89%	11.40%
Total Risk-Adjusted Assets	$802,309	$753,509
Tier 1 Leverage Ratio	7.97%	7.85%

OTHER DATA	December 31, 2005	December 31, 2004

Full Time Equivalent Employees (FTE’s)	267	254
Stock Price Range (For the Quarter Ended):
High	$19.75	$18.95
Low	$16.78	$16.33
Close	$17.98	$18.75